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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of First Horizon Pharmaceutical Corporation (the "Company") on Form S-3 of our reports dated March 1, 2004, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Atlanta, Georgia
March 29, 2004

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INDEPENDENT AUDITORS' CONSENT